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                                                                    EXHIBIT 31.3

I, Gerald Grinstein, certify that:

      1. I have reviewed this amendment to the annual report on Form 10-K of Delta Air Lines, Inc. for the fiscal year ended December 31, 2005;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 28, 2006                        /s/ Gerald Grinstein
                                            --------------------
                                            Gerald Grinstein
                                            Chief Executive Officer